                                                                    EXHIBIT 99.2

                            U.S. MONOLITHICS, L.L.C.

                              FINANCIAL STATEMENTS
                                  TOGETHER WITH
                          INDEPENDENT AUDITORS' REPORT

                           December 31, 2000 and 1999

                            U.S. MONOLITHICS, L.L.C.

                                TABLE OF CONTENTS





                                                                                        Page
                                                                                        ----
INDEPENDENT AUDITORS' REPORT                                                              1

FINANCIAL STATEMENTS

  Balance sheets                                                                          2

  Statements of operations                                                                3

  Statements of changes in members' equity                                                4

  Statements of cash flows                                                                5

  Notes to financial statements                                                        6 - 10


                          INDEPENDENT AUDITORS' REPORT


To the Members of
U.S. Monolithics, L.L.C.

We have audited the accompanying balance sheets of U.S. Monolithics, L.L.C. (an Arizona limited liability company) as of December 31, 2000 and 1999, and the related statements of operations, changes in members' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of U.S. Monolithics, L.L.C. as of December 31, 2000 and 1999, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.


NELSON LAMBSON & CO., PLC
Mesa, Arizona
February 12, 2001

                            U.S. MONOLITHICS, L.L.C.
                                 BALANCE SHEETS
                           December 31, 2000 and 1999

                                                            2000         1999
                                                         ----------   ----------
                                     ASSETS
CURRENT ASSETS
  Cash and cash equivalents                              $3,511,332   $   42,848
  Accounts receivable                                        47,790      100,160
  Due from members                                           20,353         --
  Prepaid expenses                                           28,818        4,658
  Other assets                                                 --          1,978
                                                         ----------   ----------
       Total current assets                               3,608,293      149,644
PROPERTY, net                                             1,630,500      116,037
                                                         ----------   ----------
                                                         $5,238,793   $  265,681
                                                         ==========   ==========

                        LIABILITIES AND MEMBERS' EQUITY
CURRENT LIABILITIES
  Current portion of obligations under capital leases    $  379,536   $   27,619
  Accounts payable                                          110,830       28,189
  Accrued liabilities                                       157,031       48,317
  Deferred revenue                                             --          7,500
                                                         ----------   ----------
       Total current liabilities                            647,397      111,625
OBLIGATIONS UNDER CAPITAL LEASES,
  less current portion                                      638,936       33,112
                                                         ----------   ----------
       Total liabilities                                  1,286,333      144,737
                                                         ----------   ----------
MEMBERS' EQUITY                                           3,952,460      120,944
                                                         ----------   ----------
                                                         $5,238,793   $  265,681
                                                         ==========   ==========

   The accompanying notes are an integral part of these financial statements.

                            U.S. MONOLITHICS, L.L.C.
                            STATEMENTS OF OPERATIONS
                 For the years ended December 31, 2000 and 1999

                                                      2000              1999
                                                  -----------       -----------
REVENUE                                           $   350,847       $   517,396
GENERAL AND ADMINISTRATIVE EXPENSES                 3,130,894           345,291
                                                  -----------       -----------
      Operating income (loss)                      (2,780,047)          172,105
OTHER INCOME (EXPENSE)
  Interest income                                     182,261              --
  Interest expense                                    (52,638)           (5,112)
                                                  -----------       -----------
      Other income (expense), net                     129,623            (5,112)
                                                  -----------       -----------
NET INCOME (LOSS)                                 $(2,650,424)      $   166,993
                                                  ===========       ===========

   The accompanying notes are an integral part of these financial statements.

                            U.S. MONOLITHICS, L.L.C.
                    STATEMENTS OF CHANGES IN MEMBERS' EQUITY
                 For the years ended December 31, 2000 and 1999

                                Class "A"      Class "B"       Offering
                                  Units          Units          Costs          Total
                               -----------    -----------    -----------    -----------
Balance at December 31, 1998   $    11,458    $      --      $      --      $    11,458
  Capital contributions             14,718           --             --           14,718
  Distributions to members         (72,225)          --             --          (72,225)
  Net income                       166,993           --             --          166,993
                               -----------    -----------    -----------    -----------
Balance at December 31, 1999       120,944           --             --          120,944
  Capital contributions             17,160      6,500,000        (35,220)     6,481,940
  Net loss                      (1,956,379)      (694,045)          --       (2,650,424)
                               -----------    -----------    -----------    -----------
Balance at December 31, 2000   $(1,818,275)   $ 5,805,955    $   (35,220)   $ 3,952,460
                               ===========    ===========    ===========    ===========


   The accompanying notes are an integral part of these financial statements.

                            U.S. MONOLITHICS, L.L.C.
                            STATEMENTS OF CASH FLOWS
                 For the years ended December 31, 2000 and 1999

                                                                  2000          1999
                                                              -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)                                           $(2,650,424)   $   166,993
  Adjustments to reconcile net income (loss) to net
   cash provided by (used in) operating activities:
     Depreciation                                                 242,385         34,886
     (Increase) decrease in:
      Accounts receivable                                          52,370       (100,160)
      Due from members                                            (20,353)          --
      Prepaid expenses                                            (24,160)        (4,658)
      Other assets                                                  1,978         (1,553)
     Increase (decrease) in:
      Accounts payable                                             82,641         28,189
      Accrued liabilities                                         108,714         48,317
      Deferred revenue                                             (7,500)         7,500
                                                              -----------    -----------
        Net cash provided by (used in) operating activities    (2,214,349)       179,514
                                                              -----------    -----------
CASH FLOWS FROM INVESTING ACTIVITIES
  Purchases of property                                          (621,149)       (68,044)
                                                              -----------    -----------
CASH FLOWS FROM FINANCING ACTIVITIES
  Payments on obligations under capital leases                   (177,958)       (14,161)
  Capital contributions                                         6,481,940         14,718
  Distributions to members                                           --          (72,225)
                                                              -----------    -----------
        Net cash provided by (used in) financing activities     6,303,982        (71,668)
                                                              -----------    -----------
Net increase in cash and cash equivalents                       3,468,484         39,802
CASH AND CASH EQUIVALENTS - Beginning of year                      42,848          3,046
                                                              -----------    -----------
CASH AND CASH EQUIVALENTS - End of year                       $ 3,511,332    $    42,848
                                                              ===========    ===========

   The accompanying notes are an integral part of these financial statements.

                            U.S. MONOLITHICS, L.L.C.
                         NOTES TO FINANCIAL STATEMENTS
                           December 31, 2000 and 1999


(1)     OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        Operations

        U.S. Monolithics, L.L.C. (the Company) was organized under the laws of the state of Arizona in November 1998. The Company engages in engineering design and consulting in wireless communications and microwave and millimeter-wave technology.

        Cash and Cash Equivalents

        For purposes of reporting the statements of cash flows, the Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

        Accounts Receivable

        Management considers all accounts receivable to be fully collectible. Accordingly, no allowance for doubtful accounts is provided in the accompanying financial statements.

        The Company does not require collateral on accounts receivable balances.

        Income Taxes

        The Company is not a tax-paying entity for federal or state income tax purposes, and thus no income tax provision or liability for income taxes has been recorded in the accompanying financial statements. Instead, the members are taxed on their proportionate shares of the Company's taxable income.

        Advertising

        Advertising costs are expensed as they are incurred. There were no advertising expenses for the years ended December 31, 2000 and 1999.

(2)     ACCOUNTING ESTIMATES

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results may differ from those estimates.

                            U.S. MONOLITHICS, L.L.C.
                         NOTES TO FINANCIAL STATEMENTS
                           December 31, 2000 and 1999

(3)     PROPERTY

        Property is stated at cost and is depreciated using the straight-line method over the estimated useful lives of the assets, ranging from 2-15 years. Depreciation expense was approximately $242,000 and $35,000 for the years ended December 31, 2000 and 1999, respectively.

        Property consisted of the following at December 31:


                                                      2000             1999
                                                   -----------      -----------
Office equipment and furniture                     $    32,510      $       764
Test equipment                                       1,030,292             --
Computer equipment                                     252,538           27,119
Computer software                                      591,289          125,037
Construction-in-progress                                 3,139             --
                                                   -----------      -----------
   Total property                                    1,909,768          152,920
     Less - Accumulated depreciation                  (279,268)         (36,883)
                                                   -----------      -----------
   Property, net                                   $ 1,630,500      $   116,037
                                                   ===========      ===========



(4)     OBLIGATIONS UNDER CAPITAL LEASES

        The Company has entered into computer equipment and software lease agreements which expire through October 2003. Amortization expense on these capital leases is included in depreciation expense. The gross amount of assets recorded under these capital leases was approximately $1,218,000 and $82,000 and the related accumulated amortization was approximately $151,000 and $19,000 as of December 31, 2000 and 1999, respectively. Future minimum lease payments on obligations under capital leases are scheduled as follows:

Year Ending
December 31
   2001                                                               $  476,466
   2002                                                                  451,634
   2003                                                                  249,464
                                                                      ----------
     Total future minimum lease payments                               1,177,564
       Less - Amount representing interest                              (159,092)
                                                                      ----------
     Present value of future minimum lease payments                    1,018,472
       Less - Current portion                                           (379,536)
                                                                      ----------
     Obligations under capital leases, less current portion           $  638,936
                                                                      ==========

                            U.S. MONOLITHICS, L.L.C.
                         NOTES TO FINANCIAL STATEMENTS
                           December 31, 2000 and 1999

(5)     MEMBERS' EQUITY

        Member Allocations and Distributions

        Profits and losses are allocated to the members based on the number of units they own, as defined in the Operating Agreement. Allocations are made to Class A units first and then to Class B units. Losses can only be allocated to the extent that there is capital. At December 31, 2000, there were Class A and Class B units.

        Class A Units Issued

        In March 2000, the Company amended its operating agreement and increased its authorized units from 15,000 to 30,000,000. The Company then issued Class A units to certain employees. A total of 6,600,000 Class A units were issued at a purchase price of $17,160. These units represent approximately 22% of total Class A units.

        Sale of Units

        In March, July and October 2000, the Company sold 11,307,690, 3,230,770 and 1,615,385 Class B units, respectively, to a third party investor. A total of 16,153,845 Class B units was sold at a total sales price of $6,500,000. These units represent approximately 35% of the voting and economic interests in the Company.

        Unit Split

        In October 2000, the Company authorized a five for one unit split. Accordingly, all references in the financial statements to number of units have been restated to reflect this unit split.

(6)     UNIT OPTION PLAN

        In October 2000, the Company adopted the 2000 unit incentive plan, under which options may be granted to employees, advisors and consultants of the Company. The units available for grant of options under the plan are the Company's reserved but unissued Class A units. The aggregate number of units that may be issued pursuant to exercise of options granted under the plan is 5,000,000 units. The exercise price for a unit may be any amount as determined by the managers and shall not be less than fair market value as determined by the managers on the date the option is granted. However, the managers may at their discretion, grant options with an exercise price less than fair market value on the date of the grant. An option's maximum term is ten years. The vesting period on options will be determined by the managers.

                            U.S. MONOLITHICS, L.L.C.
                         NOTES TO FINANCIAL STATEMENTS
                           December 31, 2000 and 1999

(6)     UNIT OPTION PLAN (continued)

        The status of the plan was as follows at December 31, 2000 and for the year then ended:

                                                        Number of   Option
                                                          Units      Price
                                                        ---------   ------
        Outstanding at December 31, 1999                     --     $ --
        Granted                                           704,000    0.363
        Exercised                                            --       --
                                                         --------   ------
        Outstanding at December 31, 2000                  704,000    0.363
                                                         ========   ======
        Options exercisable at December 31, 2000             --       --
                                                         ========   ======
        Weighted average fair value per unit of options
          granted during 2000                            $  0.363
                                                         ========

        The Company applies Accounting Principles Board Opinion No. 25 in accounting for its unit option plan. Accordingly, no compensation cost has been recognized in 2000. Had compensation cost been determined on the basis of fair value pursuant to Statement of Financial Accounting Standards No. 123, the Company's net loss would not have been materially effected.

        The fair value of each option granted is estimated on the grant date using the Black-Scholes option pricing model. The following assumptions were made in estimating fair value:

        Risk-free interest rate                                       6.0%
        Expected life                                             10 years
        Dividend yield                                                0.0%
        Volatility                                                    0.0%

(7)     OPERATING LEASES

        The Company is obligated under non-cancelable operating leases for office space. The escalating monthly payments, including fees and taxes, required on this lease are currently approximately $9,100 and the leases expire in February 2003. Total rent expense was approximately $110,000 and $13,000 during the years ended December 31, 2000 and 1999, respectively. Future minimum lease payments under these leases are as follows:

Year Ending
December 31
-----------
   2002                                               $146,828
   2003                                                150,929
   2004                                                 92,422
                                                      --------
     Total future minimum lease payments              $390,179
                                                      ========

                            U.S. MONOLITHICS, L.L.C.
                         NOTES TO FINANCIAL STATEMENTS
                           December 31, 2000 and 1999

(8)     SUPPLEMENTAL CASH FLOW INFORMATION

        Cash paid for interest for the years ended December 31, 2000 and 1999, was approximately $52,000 and $5,000, respectively.

        The Company acquired approximately $1,136,000 and $82,000 in property through capital lease obligations during the years ended December 31, 2000 and 1999, respectively.

(10)    CONCENTRATIONS

        Cash Deposits

        The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk on cash balances. At December 31, 2000, the Company had no uninsured bank balances.

        Major customers

        During the year ended December 31, 2000, two customers each comprised 10% or more of the Company's total sales. Sales to these customers represented approximately 99% of total sales for the year. Accounts receivable due from these major customers at December 31, 2000 totaled approximately $48,000.

        Major Suppliers

        During the year ended December 31, 2000, two suppliers each comprised more than 10% of the Company's total purchases. Purchases from those suppliers represented approximately 19% and 11% of total purchases for the year ended December 31, 2000.